                                             As Filed Pursuant to Rule 424(b)(3)
                                             Registration No. 333-127233


SUPPLEMENT
(TO PROSPECTUS SUPPLEMENT DATED DECEMBER 20, 2005
TO PROSPECTUS DATED AUGUST 26, 2005)

                           $859,857,000 (APPROXIMATE)
                     MERRILL LYNCH MORTGAGE INVESTORS TRUST
                MORTGAGE LOAN ASSET-BACKED NOTES, SERIES 2005-A9

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                   DEPOSITOR

      Notwithstanding anything to the contrary in the attached Prospectus Supplement, dated December 20, 2005 (the "Prospectus Supplement"), the following sections are hereby deleted and replaced as follows:

      (i) On the front cover of the Prospectus Supplement: replace "$859,857,000" with "$873,441,000" and replace "99.44%" with
            "99.43%";

      (ii) On page S-4, in the "The Series 2005-A9 Notes" table, delete footnote (4) from the table heading "Class 2-A-2"; insert footnote
             (4) immediately following the heading "Class 3-A-2; in footnote
             (4); replace "Class 2-A-2" with "Class 3-A-2";

      (iii) On page S-8, in the "FEDERAL INCOME TAX CONSEQUENCES"section, delete all references to "class 1-A-2," "class 2-A-2" and "class 5-A-2";

      (iv) On page S-12, delete all references to "class 1-A-2," "class 2-A-2" and "class 5-A-2";

      (v) On page S-90, insert "Class 2-A-2," immediately following "Class 2-A-1E," in 1., and replace "Class 2-A-2" with "Class 3-A-2" in 2.;

      (vi) On page S-120, delete references to "Class 1-A-2," "Class 2-A-2" and "Class 5-A-2";

      (vii) On page S-121, delete references to "Class 1-A-2," "Class 2-A-2" and "Class 5-A-2";

      (viii) On page S-128, in the definition of "EQUITY SECURITY", delete references to "Class 1-A-2," "Class 2-A-2" and "Class 5-A-2";

      (ix) On page S-140, the definition of "Offered Notes" is hereby replaced in its entirety with the following: "means any of the Class 1-A-1, Class 2-A-1A, Class 2-A-1B, Class 2-A-1C, Class 2-A-1D, Class 2-A-1E, Class 2-A-2, Class 3-A-1, Class 4-A-1 and Class 5-A-1 Notes.";

      (x) On the back cover of the Prospectus Supplement,: replace "$859,857,000" with "$873,441,000"; and

              PERCENTAGE OF INITIAL PRINCIPAL BALANCE OUTSTANDING
                AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT
                             MODEL SET FORTH BELOW

                                                                         CLASS 2-A-2
                                                              ---------------------------------
PAYMENT DATE                                                   0%     80%    100%   150%   200%
------------                                                  -----   ----   ----   ----   ----
Initial.....................................................    100    100    100    100    100
December 25, 2006...........................................    100     79     74     61     48
December 25, 2007...........................................    100     62     54     37     23
December 25, 2008...........................................    100     49     40     22     11
December 25, 2009...........................................     99     39     30     14      5
December 25, 2010...........................................     99     31     22      9      3
December 25, 2011...........................................     98     25     17      5      1
December 25, 2012...........................................     97     19     12      3      1
December 25, 2013...........................................     96     15      9      2      *
December 25, 2014...........................................     94     12      7      1      *
December 25, 2015...........................................     93     10      5      1      *
December 25, 2016...........................................     90      7      4      *      *
December 25, 2017...........................................     88      6      3      *      *
December 25, 2018...........................................     85      4      2      *      *
December 25, 2019...........................................     83      3      1      *      *
December 25, 2020...........................................     80      3      1      *      *
December 25, 2021...........................................     76      2      1      *      *
December 25, 2022...........................................     73      2      1      *      *
December 25, 2023...........................................     69      1      *      *      *
December 25, 2024...........................................     65      1      *      *      *
December 25, 2025...........................................     61      1      *      *      *
December 25, 2026...........................................     56      *      *      *      *
December 25, 2027...........................................     52      *      *      *      *
December 25, 2028...........................................     46      *      *      *      *
December 25, 2029...........................................     41      *      *      *      *
December 25, 2030...........................................     35      *      *      *      *
December 25, 2031...........................................     28      *      *      *      *
December 25, 2032...........................................     21      *      *      *      *
December 25, 2033...........................................     14      *      *      *      *
December 25, 2034...........................................      6      *      *      *      0
December 25, 2035...........................................      0      0      0      0      0
Weighted Average Life in Years..............................  20.99   4.26   3.35   2.08   1.41

* Less than 0.5% but greater than 0.0%.